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                                                                Exhibit 99.B11




                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Voyageur Tax Free Funds, Inc.
Voyageur Intermediate Tax-Free Funds, Inc.
Voyageur Insured Funds, Inc.
Voyageur Investment Trust
Voyageur Investment Trust II
Voyageur Mutual Funds, Inc.
Voyageur Mutual Funds II, Inc.



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.





                                     /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 25, 1997